Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2014 Equity Compensation Plan of China Natural Resources, Inc. of our report dated May 17, 2022, with respect to the consolidated financial statements of China Natural Resources, Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

July 19, 2022